UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

OPHTHOTECH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 19th Floor

New York, New York 10119

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on December 16, 2016 (the “Original Filing”) by Ophthotech Corporation (the “Company”).  The Original Filing reported, among other items, the Company’s determination to implement a reduction in personnel.  At the time of the Original Filing, the Company was unable to make a good faith determination of an estimate (1) of the total amount or range of amounts expected to be incurred in connection with the major types of costs associated with this course of action (such as one-time termination benefits, contract termination costs and other associated costs), (2) of the total amount or range of amounts expected to be incurred in connection with the action or (3) of the amount or range of amounts of the charge that will result in future cash expenditures. The Company hereby amends the Original Filing to include information on such an estimate or range of estimates with respect to such reduction in personnel and associated contract termination costs in Item 2.05 below.  Other than as set forth in Item 2.05 below, no other disclosure in the Original Filing is amended by this Form 8-K/A.

Item 2.05.  Costs Associated With Exit or Disposal Activities.

On December 16, 2016, the Company announced that it had determined to implement a reduction in personnel to focus on an updated business plan. This reduction in personnel is expected to involve approximately 80% of the Company’s workforce and is expected to be substantially complete during the first and second quarters of 2017.  In connection with such reduction in personnel, the Company estimates that it will incur approximately $14.4 million of pre-tax charges during the first and second quarters of 2017, of which approximately $13.8 million is expected to result in future cash expenditures.  These pre-tax charges relate to (a) expected severance and other employee costs of approximately $12.3 million and (b) expected lease termination costs of approximately $2.1 million.   The Company expects to realize estimated annualized cost savings from the reduction in personnel in the range of $25 million to $30 million starting in the third quarter of 2017.

Forward-looking Statements

Any statements in this filing about Ophthotech’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include any statements about Ophthotech’s strategy, future operations and future expectations and plans and prospects for Ophthotech, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions.  In this filing, Ophthotech’s forward looking statements include statements about its reduction in personnel, its updated business plan, expected amounts and types of charges and expected amounts of future cost savings.  Such forward-looking statements involve substantial risks and uncertainties that could cause Ophthotech’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.  Such risks and uncertainties include, among others, those related to the initiation and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory approvals or other actions and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that Ophthotech files with the Securities and Exchange Commission.  Any forward-looking statements represent Ophthotech’s views only as of the date of this filing. Ophthotech anticipates that subsequent events and developments will cause its views to change.  While Ophthotech may elect to update these forward-looking statements at some point in the future, Ophthotech specifically disclaims any obligation to do so except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: January 17, 2017	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary